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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




         We consent to the incorporation by reference in this Registration Statement of Telxon Corporation on Form S-8 with respect to 2,350,000 additional shares issuable upon the exercise of options granted under the registrant's 1990 Stock Option Plan, as amended, of our report dated June 19, 1995, which includes an explanatory paragraph related to a Consolidated Class Action, on our audits of the consolidated financial statements and financial statement schedules of Telxon Corporation and Subsidiaries, as of March 31, 1995 and 1994, and for each of the three years in the period ended March 31, 1995, appearing on page 30 of the Annual Report of Telxon Corporation on Form 10-K for the year ended March 31, 1995.



                                              /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.

Akron, Ohio
January 26, 1996